Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Dylan Darbyshire-Roberts and Christina Clayton, and each of them, with full power of substitution, resubstitution and delegation, the undersigned’s true and lawful attorney-in-fact to:

(1)
prepare, execute and submit to the United States Securities and Exchange Commission (the “SEC”) any and all reports (including any amendments thereto) the undersigned is required to file with the SEC, or which the attorney-in-fact considers it advisable to file with the SEC, under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), with respect to the any security of Elevra Lithium Limited (the “Company”), including Forms 3, 4 and 5, and Form 144;

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, Form 144 or other report and timely file such report with the SEC;

(3)
obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s securities from any third party, including the Company and any transfer agents, brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to any attorney-in-fact; and

(4)
take any other action of any type in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorney-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act, or any rule or regulation thereunder, or Rule 144.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports under Section 16 of the Exchange Act, or any rule or regulation thereunder, or Rule 144 with respect to the undersigned’s holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. Each attorney-in-fact hereunder may assign, transfer, or delegate any or all of the powers granted hereunder to any person and may appoint such person as substitute attorney-in-fact to act in such attorney-in-fact’s place. Any person so appointed shall have the same authority as such assigning, transferring or delegating attorney-in-fact to the extent provided in the instrument of appointment.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 10th day of March, 2026.

Signature: /s/ Dawne S. Hickton

Print Name: Dawne S. Hickton